Exhibit 99.1

Brown & Brown, Inc. announces quarterly revenues of $770.3 million, an increase of 14.3%, and diluted net income per share of $0.52

DAYTONA BEACH, Fla., October 25, 2021 - Brown & Brown, Inc. (NYSE:BRO) (the "Company") today announced its unaudited financial results for the third quarter of 2021.

Revenues for the third quarter of 2021 under U.S. generally accepted accounting principles ("GAAP") were $770.3 million, increasing $96.3 million, or 14.3%, compared to the third quarter of the prior year, with commissions and fees increasing by 14.6% and Organic Revenue(1) increasing by 8.5%. Net income was $146.4 million, increasing $12.4 million, or 9.3%, and diluted net income per share increased to $0.52, or 10.6% as compared to the third quarter of the prior year. Diluted Net Income Per Share - Adjusted(2) increased to $0.58, or 11.5%, compared to the third quarter of the prior year.

Revenues for the nine months ended September 30, 2021 under GAAP were $2,312.9 million, increasing $341.6 million, or 17.3%, as compared to the same period in 2020, with commissions and fees increasing by 17.5%, and Organic Revenue increasing by 10.8%. Net income was $485.4 million, increasing $102.2 million, or 26.7%, and diluted net income per share for the period increased to $1.71, or 26.7%, each as compared to the same period of 2020. Diluted Net Income Per Share - Adjusted increased to $1.77 or 30.1% compared to the same period of 2020.

J. Powell Brown, president and chief executive officer of the Company, noted, “We are very pleased with our growth and profitability in the third quarter. Our dedicated teammates continue to deliver for our existing and prospective customers.”

Reconciliation of Commissions and Fees

to Organic Revenue

Three and Nine Months Ended September 30, 2021 and 2020

(in millions, unaudited)

	Three Months Ended		Nine Months Ended
	09/30/2021	09/30/2020	09/30/2021	09/30/2020
Commissions and fees	$769.7	$671.4	$2,309.6	$1,966.1
Profit-sharing contingent commissions	(17.6)	(13.7)	(63.2)	(56.3)
Guaranteed supplemental commissions	(5.4)	(4.4)	(14.6)	(12.6)
Core commissions and fees	$746.7	$653.3	$2,231.8	$1,897.2
Acquisitions	(38.5)	—	(131.2)	—
Dispositions	—	(1.0)	—	(3.1)
Foreign currency translation		0.3		1.0
Organic Revenue	$708.2	$652.6	$2,100.6	$1,895.1
Organic Revenue growth	$55.6		$205.5
Organic Revenue growth %	8.5%		10.8%

(1) "Organic Revenue," a non-GAAP measure, is our core commissions and fees less: (i) the core commissions and fees earned for the first 12 months by newly-acquired operations; (ii) divested business (core commissions and fees generated from offices, books of business or niches sold or terminated during the comparable period); and (iii) the period-over-period impact of foreign currency translation, which is calculated by applying current-year foreign exchange rates to the same period in the prior year. The term “core commissions and fees” excludes profit-sharing contingent commissions and guaranteed supplemental commissions, and therefore represents the revenues earned directly from specific insurance policies sold and specific fee-based services rendered. Organic Revenue can be expressed as a dollar amount or a percentage rate when describing Organic Revenue growth. We have historically viewed Organic Revenue and Organic Revenue growth as important indicators when assessing and evaluating our performance on a consolidated basis and for each of our four segments, because it allows us to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that were a part of our business in both the current and prior year and that are expected to continue in the future.

Reconciliation of Diluted Net Income Per Share to

Diluted Net Income Per Share - Adjusted

Three and Nine Months Ended September 30, 2021 and 2020

(unaudited)

	Three Months Ended		Change		Nine Months Ended		Change
	09/30/2021	09/30/2020	$	%	09/30/2021	09/30/2020	$	%
Diluted net income per share	$0.52	$0.47	$0.05	10.6%	$1.71	$1.35	$0.36	26.7%
Change in estimated acquisition earn-out payables	0.06	0.05	0.01		0.06	0.01	0.05
Diluted Net Income Per Share - Adjusted	$0.58	$0.52	$0.06	11.5%	$1.77	$1.36	$0.41	30.1%

(2) "Diluted Net Income Per Share - Adjusted," a non-GAAP measure, is defined as diluted net income per share, excluding the change in estimated acquisition earn-out payables. We believe Diluted Net Income Per Share - Adjusted provides a meaningful representation of our operating performance and improves the comparability of our results between periods by excluding the impact of the change in estimated acquisition earn-out payables and certain other non-recurring or infrequently occurring items that have a high degree of variability from period-to-period and that we believe are not indicative of the Company’s ongoing performance.

Income before income taxes for the third quarter of 2021 was $196.5 million, an increase of $38.0 million, or 24.0%, and Income Before Income Taxes Margin(3) increased to 25.5% from 23.5% as compared to the third quarter of the prior year.

In order to provide a better understanding of our business, we evaluate EBITDAC(4) performance. We view EBITDAC and EBITDAC Margin(5) as important indicators when assessing and evaluating our performance, as they present more comparable, but non-GAAP, measurements of our operating margins in a meaningful and consistent manner. EBITDAC for the third quarter of 2021 was $274.5 million, an increase of $53.7 million, or 24.3%, compared to the third quarter of the prior year. EBITDAC Margin increased to 35.6% in the third quarter of 2021, as compared to 32.8% in the third quarter of 2020.

Income before income taxes for nine months ended September 30, 2021 was $622.0 million, an increase of $128.8 million, or 26.1%, compared to the same period of the prior year. Income Before Income Taxes Margin increased to 26.9% from 25.0%, as compared to the same period of the prior year. EBITDAC for the nine months ended September 30, 2021 was $805.4 million, an increase of $165.9 million, or 25.9% as compared to the same period in 2020. EBITDAC Margin increased to 34.8% for the nine months ended September 30, 2021, as compared to 32.4% in the same period of 2020.

Reconciliation of Income Before Income Taxes to EBITDAC and

Income Before Income Taxes Margin to EBITDAC Margin

Three and Nine Months Ended September 30, 2021 and 2020

(in millions, unaudited)

	Three Months Ended		Nine Months Ended
	09/30/2021	09/30/2020	09/30/2021	09/30/2020
Income before income taxes	$196.5	$158.5	$622.0	$493.2
Income Before Income Taxes Margin	25.5%	23.5%	26.9%	25.0%
Amortization	29.5	27.1	88.6	80.2
Depreciation	9.2	6.7	25.4	18.8
Interest	16.2	13.2	48.8	42.3
Change in estimated acquisition earn-out payables	23.1	15.3	20.6	5.0
EBITDAC	$274.5	$220.8	805.4	639.5
EBITDAC Margin	35.6%	32.8%	34.8%	32.4%

(3) "Income Before Income Taxes Margin" is defined as income before income taxes divided by total revenues.

(4) "EBITDAC," a non-GAAP measure, is defined as income before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn-out payables.

(5) "EBITDAC Margin," a non-GAAP measure, is defined as EBITDAC divided by total revenues.

Brown & Brown, Inc.

Consolidated Statements of Income

(in millions, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUES
Commissions and fees	$769.7	$671.4	$2,309.6	$1,966.1
Investment income	0.4	0.4	0.9	1.8
Other	0.2	2.2	2.4	3.4
Total revenues	770.3	674.0	2,312.9	1,971.3
EXPENSES
Employee compensation and benefits	395.0	362.8	1,220.1	1,059.0
Other operating expenses	101.1	91.4	291.7	274.1
(Gain) on disposal	(0.3)	(1.0)	(4.3)	(1.3)
Amortization	29.5	27.1	88.6	80.2
Depreciation	9.2	6.7	25.4	18.8
Interest	16.2	13.2	48.8	42.3
Change in estimated acquisition earn-out payables	23.1	15.3	20.6	5.0
Total expenses	573.8	515.5	1,690.9	1,478.1
Income before income taxes	196.5	158.5	622.0	493.2
Income taxes	50.1	24.5	136.6	110.0
Net income	$146.4	$134.0	$485.4	$383.2
Net income per share:
Basic	$0.52	$0.47	$1.72	$1.35
Diluted	$0.52	$0.47	$1.71	$1.35
Weighted average number of shares outstanding - in thousands:
Basic	276,215	275,515	275,840	273,803
Diluted	277,553	276,933	277,146	275,338
Dividends declared per share	$0.093	$0.085	$0.278	$0.255

Brown & Brown, Inc.

Consolidated Balance Sheets

(in millions, except per share data, unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$944.0	$817.4
Restricted cash	481.9	454.5
Short-term investments	14.4	18.3
Premiums, commissions and fees receivable	1,205.7	1,099.2
Reinsurance recoverable	220.4	43.5
Prepaid reinsurance premiums	411.3	377.6
Other current assets	120.6	147.7
Total current assets	3,398.3	2,958.2
Fixed assets, net	208.3	201.1
Operating lease assets	187.8	187.0
Goodwill	4,565.2	4,395.9
Amortizable intangible assets, net	1,045.3	1,049.7
Investments	31.3	25.0
Other assets	193.0	149.6
Total assets	$9,629.2	$8,966.5
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$1,214.8	$1,198.5
Losses and loss adjustment reserve	220.4	43.5
Unearned premiums	411.3	377.6
Premium deposits and credits due customers	140.1	102.5
Accounts payable	226.1	190.5
Accrued expenses and other liabilities	386.5	371.8
Current portion of long-term debt	290.0	70.0
Total current liabilities	2,889.2	2,354.4
Long-term debt	1,755.5	2,025.9
Operating lease liabilities	171.6	172.9
Deferred income taxes, net	374.6	344.2
Other liabilities	330.7	314.9
Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 560,000 shares; issued 300,929 shares and outstanding 282,432 at 2021, issued 299,689 shares and outstanding 283,004 shares at 2020 - in thousands.	30.1	30.0
Additional paid-in capital	830.1	794.9
Treasury stock, at cost 18,497 shares at 2021, 16,685 at 2020, respectively - in thousands.	(673.9)	(591.3)
Accumulated other comprehensive loss	(6.6)	—
Retained earnings	3,927.9	3,520.6
Total shareholders’ equity	4,107.6	3,754.2
Total liabilities and shareholders’ equity	$9,629.2	$8,966.5

Brown & Brown, Inc.

Consolidated Statements of Cash Flows

(in millions, unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$485.4	$383.2
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization	88.6	80.2
Depreciation	25.4	18.8
Non-cash stock-based compensation	46.7	43.5
Change in estimated acquisition earn-out payables	20.6	5.0
Deferred income taxes	25.4	4.6
Amortization of debt discount and disposal of deferred financing costs	2.1	1.6
Net (gain)/loss on sales of investments, fixed assets and customer accounts	(2.0)	(0.7)
Payments on acquisition earn-outs in excess of original estimated payables	(5.7)	(1.2)
Effect of changes in foreign exchange rate	0.5	—
Changes in operating assets and liabilities, net of effect from acquisitions and divestitures:
Premiums, commissions and fees receivable (increase)/decrease	(66.4)	(63.1)
Reinsurance recoverables (increase)/decrease	(177.0)	(49.0)
Prepaid reinsurance premiums (increase)/decrease	(33.6)	(31.6)
Other assets (increase)/decrease	(6.5)	4.1
Premiums payable to insurance companies increase/(decrease)	(38.0)	59.0
Premium deposits and credits due customers increase/(decrease)	37.5	1.8
Losses and loss adjustment reserve increase/(decrease)	177.0	49.0
Unearned premiums increase/(decrease)	33.6	31.6
Accounts payable increase/(decrease)	45.8	53.0
Accrued expenses and other liabilities increase/(decrease)	(0.8)	(22.5)
Other liabilities increase/(decrease)	(30.8)	(27.7)
Net cash provided by operating activities	627.8	539.6
Cash flows from investing activities:
Additions to fixed assets	(34.6)	(55.8)
Payments for businesses acquired, net of cash acquired	(178.0)	(402.4)
Proceeds from sales of fixed assets and customer accounts	8.2	8.6
Additions and collection of notes receivables; net	1.1	—
Purchases of investments	(12.4)	(10.1)
Proceeds from sales of investments	9.3	7.4
Net cash used in investing activities	(206.4)	(452.3)
Cash flows from financing activities:
Payments on acquisition earn-outs	(36.1)	(9.9)
Proceeds from long-term debt	—	700.0
Payments on long-term debt	(52.5)	(41.3)
Deferred debt issuance costs	—	(6.8)
Borrowings on revolving credit facilities	—	250.0
Payments on revolving credit facilities	—	(350.0)
Issuances of common stock for employee stock benefit plans	33.9	30.0
Repurchase shares to fund tax withholdings for non-cash stock-based compensation	(49.6)	(41.1)
Purchase of treasury stock	(82.6)	(7.3)
Cash dividends paid	(78.2)	(72.1)
Net cash (used in)/provided by financing activities	(265.1)	451.5
Effect of foreign exchange rate changes in cash and cash equivalents inclusive of restricted cash	(2.3)	—
Net increase in cash and cash equivalents inclusive of restricted cash	154.0	538.8
Cash and cash equivalents inclusive of restricted cash at beginning of period	1,271.9	963.0
Cash and cash equivalents inclusive of restricted cash at end of period	$1,425.9	$1,501.8

Conference call, webcast and slide presentation

A conference call to discuss the results of the third quarter of 2021 will be held on Tuesday, October 26, 2021 at 8:00 AM (EDT). The Company may refer to a slide presentation during its conference call. You can access the webcast and the slides from the "Investor Relations" section of the Company’s website at www.bbinsurance.com.

About Brown & Brown

Brown & Brown, Inc. (NYSE: BRO) is a leading insurance brokerage firm, delivering risk management solutions to individuals and businesses since 1939. With over 11,000 teammates in more than 300 locations across the U.S. and select global markets, we are committed to providing innovative strategies to help protect what our customers value most. For more information, please visit www.bbinsurance.com.

Forward-looking statements

This press release may contain certain statements relating to future results which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include those relating to the Company's anticipated financial results for the third quarter of 2021 and the potential effects of the COVID-19 pandemic (“COVID-19”) on the Company’s business, operations, financial performance and prospects. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further, statements about the effects of COVID-19 on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of COVID-19 (including through any new variant strains of the underlying virus), the effectiveness of and accessibility to vaccines, the pace and rate at which vaccines are administered, actions taken by governmental authorities in response to COVID-19, and the direct and indirect impact of COVID-19 on our customers, insurance carriers, third parties and us. These risks and uncertainties include, but are not limited to, COVID-19 and the resulting governmental and societal responses, the severity and duration of COVID-19 (including through any new variant strains of the underlying virus), the effectiveness of and accessibility to vaccines, the pace and rate at which vaccines are administered, and the resulting impact on the U.S. economy, the global economy, and the Company's business, liquidity, customers, insurance carriers and third parties; the Company's determination as it finalizes its financial results for the third quarter of 2021 that its financial results differ from the current preliminary unaudited numbers set forth herein; the inability to retain or hire qualified employees, as well as the loss of any of our executive officers or other key employees; acquisition-related risks that could negatively affect the success of our growth strategy, including the possibility that we may not be able to successfully identify suitable acquisition candidates, complete acquisitions, integrate acquired businesses into our operations and expand into new markets; a cybersecurity attack or any other interruption in information technology and/or data security and/or outsourcing relationships; the requirement for additional resources and time to adequately respond to dynamics resulting from rapid technological change; the loss of or significant change to any of our insurance company relationships, which could result in additional expense, loss of market share or material decrease in our profit-sharing contingent commissions, guaranteed supplemental commissions or incentive commissions; adverse economic conditions, natural disasters, or regulatory changes in states where we have a concentration of our business; the inability to maintain our culture or a change in management, management philosophy or our business strategy; risks facing us in our Services Segment, including our third-party claims administration operations, that are distinct from those we face in our insurance intermediary operations; the limitations of our system of disclosure and internal controls and procedures in preventing errors or fraud, or in informing management of all material information in a timely manner; the significant control certain existing shareholders have over the Company; risks related to our international operations, which may require more time and expense than our domestic operations to achieve or maintain profitability; changes in data privacy and protection laws and regulations or any failure to comply with such laws and regulations; improper disclosure of confidential information; the potential adverse effect of certain actual or potential claims, regulatory actions or proceedings on our businesses, results of operations, financial condition or liquidity; uncertainty in our business practices and compensation arrangements due to potential changes in regulations; regulatory changes that could reduce our profitability or growth by increasing compliance costs, technology compliance, restricting the products or services we may sell, the markets we may enter, the methods by which we may sell our products and services, or the prices we may charge for our services and the form of compensation we may accept from our customers, carriers and third-parties; a decrease in demand for liability insurance as a result of tort reform litigation; our failure to comply with any covenants contained in our debt agreements; the possibility that covenants in our debt agreements could prevent us from engaging in certain potentially beneficial activities; changes in the U.S.-based credit markets that might adversely affect our business, results of operations and financial condition;

risks associated with the current interest rate environment, and to the extent we use debt to finance our investments, changes in interest rates will affect our cost of capital and net investment income; disintermediation within the insurance industry, including increased competition from insurance companies, technology companies and the financial services industry, as well as the shift away from traditional insurance markets; changes in current U.S. or global economic conditions; effects related to pandemics, epidemics, or outbreaks of infectious diseases; conditions that result in reduced insurer capacity; quarterly and annual variations in our commissions that result from the timing of policy renewals and the net effect of new and lost business production; intangible asset risk, including the possibility that our goodwill may become impaired in the future; other risks and uncertainties as may be detailed from time to time in our public announcements and Securities and Exchange Commission filings; and other factors that the Company may not have currently identified or quantified. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

Non-GAAP supplemental financial information

This press release contains references to the following non-GAAP financial measures as defined in Regulation G of SEC rules: Organic Revenue, Diluted Net Income Per Share - Adjusted, EBITDAC and EBITDAC Margin.

Reconciliations of these supplemental non-GAAP financial information to the Company's GAAP information are contained in this earnings release. These measures are not in accordance with, or an alternative to the GAAP information provided in the Company's condensed consolidated financial statements. We present such non-GAAP supplemental financial information because we believe such information is of interest to the investment community and because we believe it provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. We believe these non-GAAP measures improve the comparability of results between periods by excluding the impact of certain items that have a high degree of variability. We believe that Organic Revenue provides a meaningful representation of the Company's operating performance; the Company has historically viewed Organic Revenue and Organic Revenue growth as important indicators when assessing and evaluating the performance on a consolidated basis and for each of its four segments. We believe Diluted Net Income Per Share - Adjusted provides a meaningful representation of our operating performance and improves the comparability of our results between periods by excluding the impact of the change in estimated acquisition earn-out payables and certain other non-recurring or infrequently occurring items that have a high degree of variability from period-to-period and that we believe are not indicative of the Company's ongoing performance. We view EBITDAC and EBITDAC Margin as important indicators when assessing and evaluating our performance, as they present more comparable measurements of our operating margins in a meaningful and consistent manner. As disclosed in our most recent proxy statement, we use Organic Revenue and EBITDAC Margin for incentive compensation determinations for executive officers and other key employees.

Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. This supplemental non-GAAP financial information should be considered in addition to, and not in lieu of, the Company's condensed consolidated financial statements.

# # #

For more information:

R. Andrew Watts

Chief Financial Officer

(386) 239-5770